Exhibit 99.1(a)

                            FIDELITY FEDERAL BANCORP
                               EVANSVILLE, INDIANA

                          SHAREHOLDER RIGHTS AGREEMENT
                          ----------------------------

     Fidelity Federal Bancorp is conducting a rights offering in which it will issue up to750,000 shares of its common stock. The terms of the rights offering entitle the holders of our common stock as of the close of business on the record date of June 4, 2002 to receive one (1) subscription right, rounded down to the nearest whole number, for every 8.1 shares of our common stock held. Each subscription right you have entitles you to subscribe for and purchase one (1) share of our common stock at a subscription price of $2.00 per share. This is your basic subscription privilege.

     If any shares of common stock are not purchased by the exercise of the basic subscription privilege, you may be able to purchase additional shares by the exercise of your over-subscription privilege. Your over-subscription privilege entitles you to purchase an additional number of our shares, subject to the limit on the number of additional shares that may be purchased. This limitation is described in our prospectus delivered to you dated July 12, 2002 in the section entitled "The Rights Offering" under the subsections "What is the Over-Subscription Privilege?" and "How Do I Exercise My Over-Subscription Privilege?".

     We will only permit you to exercise your over-subscription privilege if:

     o you specify below your intent to exercise your over-subscription privilege, subject to the terms and conditions of the rights offering, and

     o the aggregate payment delivered or transmitted by you exceeds the aggregate price you must pay to purchase all shares you are entitled to purchase upon the exercise of your basic subscription privilege.

     Set forth below is the number of shares which you own of record as of June 4, 2002. The number of subscription rights evidenced by this shareholder rights agreement and which you are entitled to exercise pursuant to your basic subscription privilege is determined by dividing the number of shares set forth below by 8.1 and rounding down to the nearest whole number. For example, if you own 100 shares of record, your basic subscription privilege would be 12, calculated by dividing 100 by 8.1, which equals 12.3, and rounding 12.3 down to the nearest whole number, or 12.

     For a more complete description of the terms and conditions of the rights offering, please refer to the prospectus, which is incorporated herein by reference. Copies of the prospectus are available upon request from Deb Fritz, Assistant Vice President, Shareholder Relations, at (812) 424-0921, extension 2226, or at (800) 280-8280 (extension 2226).

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     We must receive this shareholders rights agreement with payment in full by
5:00 p.m., Central time, on the expiration date of the rights offering, which is September 13, 2002.

     Any subscription rights not exercised prior to September 13, 2002 will expire and no longer be exercisable. Any exercise of a subscription right for shares of our common stock in the rights offering is irrevocable. We will issue certificates representing shares of common stock purchased in the rights offering as soon as practicable following the expiration date.

     We encourage you to review the prospectus and instructions before exercising your subscription rights. The subscription rights are not assignable or transferable.










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                Rights Holder Representations And Acknowledgments
                -------------------------------------------------

     As an inducement to Fidelity to accept this shareholder rights agreement, the undersigned hereby acknowledges, understands and agrees as follows:

     (a) The undersigned was a shareholder of record or the beneficial owner of shares of Fidelity on June 4, 2002.

     (b) The shareholder rights agreement and the exercise of rights evidenced by the shareholder rights agreement may be rejected, in whole or in part, at the sole discretion of Fidelity. In the event that this shareholder rights agreement, and the exercise of rights evidenced by the shareholder rights agreement, is rejected by Fidelity for whatever reason, all funds that the undersigned has paid pursuant to this shareholder rights agreement will be promptly returned, without interest thereon, as soon as practicable after such rejection.

     (c) The representations, warranties, agreements and information provided by the undersigned herein shall be relied upon by Fidelity when issuing shares of its common stock upon the exercise of the basic subscription privilege and over-subscription privilege of the undersigned.

     (d) This shareholder rights agreement shall be binding upon and inure to the benefit of the undersigned's heirs, successors and representatives. The undersigned shall not transfer or assign his interest under this shareholder rights agreement.

     (e) This shareholder rights agreement shall be construed in accordance with and governed by the laws of the State of Indiana, without regard to choice of law principles.

     (f) All information contained in this shareholder rights agreement with respect to the undersigned shall be true, accurate and complete on the date of this agreement and on the date that this agreement is accepted by Fidelity. The undersigned shall indemnify and hold harmless Fidelity and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision by the undersigned contained in this shareholder rights agreement.


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                               Exercise of Rights
                               ------------------

The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for shares of the common stock of Fidelity as indicated below, on the terms and subject to the conditions specified in the prospectus of Fidelity dated July 12, 2002, receipt of which is hereby acknowledged.

     (a) Number of shares subscribed for pursuant to the basic subscription privilege. Remember, you need one (1) subscription right to subscribe for one share:

          ____________ x $2.00 =  $_______________ payment.

     (b) Number of shares subscribed for pursuant to the over-subscription privilege:

          ____________ x $2.00 =  $_______________ payment.

          By exercising the over-subscription privilege, the undersigned represents and certifies that the undersigned has fully exercised its basic subscription privilege.

     (c) Total Subscription: This is equal to the total number of shares on lines (a) and (b) multiplied by $2.00.

The total subscription is ____________ x $2.00 = $_______________ payment.

If the aggregate payment enclosed or transmitted is insufficient to purchase the total number of shares of common stock included in lines (a) and (b), or if the number of shares being subscribed for is not specified, you will be considered to have subscribed for the maximum number of shares of common stock that could be subscribed for with the payment enclosed or transmitted. If the number of shares of common stock to be subscribed for pursuant to the over-subscription privilege is not specified and the amount enclosed or transmitted exceeds the total purchase price for all shares which may be purchased upon the exercise of your basic subscription privilege, you will be considered to have exercised your over-subscription privilege to purchase, to the extent available, the maximum number of shares of common stock that could be purchased with the payment enclosed or transmitted, subject to the limit on the number of shares you may purchase upon the exercise of your over-subscription privilege.

To the extent any portion of the payment enclosed or transmitted remains after applying the above procedures, these funds will be mailed to you without interest or deduction as soon as practicable after the expiration date of the rights offering.

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           Method of Payment (Check And Complete Appropriate Box(es)):
           -----------------------------------------------------------

[ ]  Check, bank draft, or money order payable to "Fidelity Federal Bancorp"; or

[ ]  Wire transfer of immediately available funds directed to:

                  Wire to: Federal Home Loan Bank of Indianapolis
                  ABA#:             074 001 019
                  Further Credit:   United Fidelity Bank, fsb
                  Account #:        8166-9994
                  Further Credit:   Fidelity Federal Bancorp - Rights Offering
                  Account #:        0-01-45004609

     IN WITNESS WHEREOF, the undersigned (has/have) executed this Shareholder Rights Agreement this _______ day of _________________________, 2002.



Rights holder's Signature(s) ____________________________

Rights holder's Signature(s) ____________________________ (If held jointly)

Telephone No. (_____) _____-__________




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                              Delivery Instructions
                              ---------------------

Address for mailing of Common Stock certificate in accordance with the prospectus if other than shown on the first page hereof:

Name: _________________________________________________________________________

Address: ______________________________________________________________________

Rights holder's Signature(s): _________________________________________________

Rights holder's Signature(s): _______________________________ (If held jointly)

Signatures Guaranteed by: _____________________________________________________



Note: If the addressee above is not a commercial bank, broker, dealer, credit union, national securities exchange or savings association or the shareholder named on this shareholder rights agreement, then the shareholder completing this shareholder rights agreement must have a commercial bank, broker, dealer, credit union, national securities exchange or savings association guarantee such rights holder's signature.



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